Exhibit 10.19
JOINDER AGREEMENT
     This JOINDER AGREEMENT is made as of January ___, 2009 (this “Joinder Agreement”), by Seanergy Maritime Holdings Corp. (the “Company”).
     WHEREAS, the Company is a wholly-owned subsidiary of Seanergy Maritime Corp., a Marshalls Island Company (“Seanergy”);
     WHEREAS, the Board of Directors and the requisite number of shareholders of Seanergy have approved the liquidation and dissolution of Seanergy;
     WHEREAS, in connection with the liquidation and dissolution of Seanergy, Seanergy will make a liquidating distribution to the Company, and the Company will distribute to the shareholders of Seanergy one share of Company’s common stock, par value $0.0001 per share, in exchange for each share of common stock of Seanergy held by such shareholders;
     WHEREAS, in connection with the liquidation and dissolution of Seanergy, the Company has agreed to join in the Stock Escrow Agreement, dated as of September 4, 2007, entered into among Seanergy, Georgios Koutsolioustsos, Panagiotis Zafet, Simon Zafet, Alexios Komninos, Ioannis Tsigkounakis and Continental Stock Transfer & Trust Company (the “Escrow Agreement”)
     NOW, THEREFORE, in connection with the liquidation and dissolution of Seanergy, the Company agrees as follows:
     The Company hereby joins in the Escrow Agreement and agrees to be bound by, and receive the benefits of, the terms and provisions of the Escrow Agreement as applicable to Seanergy as provided therein as if a signatory thereto, and for all purposes shall be deemed the Company as such term is used in the Escrow Agreement.
     All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Escrow Agreement.
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      IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement this ___ day of January, 2009.

SEANERGY MARITIME HOLDINGS CORP., a Marshall Islands company
By:
Name:
Title: